Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Ciudad de México, México

Explanation of Responses:

Beneficial Ownership

As of the date of this filing, (i) Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”), formerly known as Inversora Carso, S.A. de C.V., owns 7,220,358 Common Units representing limited partner interests (the “Common Units”) and (ii) the Slim Family, which are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial, may be deemed to beneficially own indirectly the Common Units beneficially owned by Control Empresarial. The Common Units beneficially owned by Control Empresarial constitute approximately 11.6% of the 62,360,524 issued and outstanding Common Units, as reported in the Form 10-Q filed by the Issuer with the SEC on October 29, 2020. As a result, the Slim Family may also be deemed to beneficially own approximately 11.6% of the 62,360,524 issued and outstanding Common Units, as reported in the Form 10-Q filed by the Issuer with the SEC on October 29, 2020.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Attorney-in-Fact*
Marco Antonio Slim Domit		December 30, 2020

Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V. (f/k/a INVERSORA CARSO, S.A. DE C.V.)

By: Armando Ibáñez Vázquez Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.), which are filed as exhibits to the Form 4 filed by the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.) with the SEC on February 12, 2018 in connection with their sale of Class A Common Shares, par value $0.10 per share of The New York Times Company, and the Joint Filing Agreement among the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.), filed by the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.) with the SEC on August 14, 2017 as an exhibit to the initial Schedule 13G in respect of their ownership of the Issuer, which are hereby incorporated herein by reference.